EXHIBIT 99.1

News Release

Contact: Corporate Communications

Houston: 713.324.5080

Email: corpcomm@coair.com

News archive: continental.com/news/ Address: P.O. Box 4607, Houston, TX 77210-4607

CONTINENTAL AIRLINES REPORTS

OPERATIONAL PERFORMANCE FOR JANUARY 2003

HOUSTON, Feb. 3, 2003 - Continental Airlines (NYSE: CAL) today reported a January 2003 systemwide mainline jet load factor of 68.0 percent, 2.1 points below last year's January load factor. The January 2003 domestic mainline jet load factor was 67.7 percent and the international mainline jet load factor was 68.4 percent.

The airline reported a domestic on-time arrival rate of 85.4 percent and a systemwide completion factor of 99.8 percent for its mainline jet operations in January 2003.

In January 2003, Continental flew 4.4 billion mainline jet revenue passenger miles (RPMs) and 6.5 billion mainline jet available seat miles (ASMs) systemwide, resulting in a traffic decrease of 0.9 percent and a capacity increase of 2.1 percent as compared to January 2002. Domestic mainline jet traffic was 2.6 billion RPMs in January 2003, down 3.1 percent from January 2002, and January 2003 domestic mainline jet capacity was 3.8 billion ASMs, down 2.6 percent from January 2002.

Systemwide January 2003 mainline jet passenger revenue per available seat mile (RASM) is estimated to have increased between 2 and 4 percent compared to January 2002. For December 2002, RASM increased 10.1 percent as compared to December 2001.

Consolidated breakeven load factor for February 2003 is estimated to be 79 percent. Consolidated breakeven load factor for January 2003 is estimated to have been 82 percent. Actual consolidated breakeven load factor may vary significantly from these estimates depending on actual passenger revenue yields, fuel price and other factors. Month-to-date consolidated load factor information can be found on Continental's website at continental.com in the Investor Relations-Financial/Traffic Releases section.

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JANUARY 2003 PERFORMANCE/PAGE 2

ExpressJet Airlines, a subsidiary of Continental Airlines doing business as Continental Express, separately reported a record January load factor of 56.4 percent for January 2003, 2.1 points above last year's January load factor. ExpressJet flew 327.8 million RPMs and 581.2 million ASMs in January 2003, resulting in a traffic increase of 25.5 percent and a capacity increase of 20.9 percent versus January 2002.

This press release contains forward-looking statements that are not limited to historical facts, but reflect the Company's current beliefs, expectations or intentions regarding future events. All forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. For examples of such risks and uncertainties, please see the risk factors set forth in the Company's 2001 10-K and its other securities filings, which identify important matters such as terrorist attacks, domestic and international economic conditions, the significant cost of aircraft fuel, labor costs, competition, regulatory matters and industry conditions, including the demand for air travel, the airline pricing environment and industry capacity decisions. The Company undertakes no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this press release.

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JANUARY 2003 PERFORMANCE/PAGE 3

PRELIMINARY TRAFFIC RESULTS
JANUARY	2003	2002	Change
REVENUE PASSENGER MILES (000)
Domestic	2,595,941	2,679,434	(3.1) Percent

International	1,794,530	1,752,062	2.4 Percent
Transatlantic	701,812	660,888	6.2 Percent
Latin America	689,822	684,536	0.8 Percent
Pacific	402,895	406,639	(0.9) Percent

Total Jet	4,390,471	4,431,496	(0.9) Percent

ExpressJet	327,774	261,115	25.5 Percent

AVAILABLE SEAT MILES (000)
Domestic	3,833,075	3,936,649	(2.6) Percent

International	2,622,835	2,388,258	9.8 Percent
Transatlantic	1,057,013	943,491	12.0 Percent
Latin America	949,120	895,375	6.0 Percent
Pacific	616,702	549,392	12.3 Percent

Total Jet	6,455,910	6,324,906	2.1 Percent

ExpressJet	581,201	480,841	20.9 Percent

PASSENGER LOAD FACTOR
Domestic	67.7 Percent	68.1 Percent	(0.4) Points

International	68.4 Percent	73.4 Percent	(5.0) Points
Transatlantic	66.4 Percent	70.0 Percent	(3.6) Points
Latin America	72.7 Percent	76.5 Percent	(3.8) Points
Pacific	65.3 Percent	74.0 Percent	(8.7) Points

Total Jet	68.0 Percent	70.1 Percent	(2.1) Points

ExpressJet	56.4 Percent	54.3 Percent	2.1 Points

CARGO REVENUE TON MILES (000)
Total	70,082	60,967	15.0 Percent

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JANUARY 2003 PERFORMANCE/PAGE 3

PRELIMINARY OPERATIONAL AND FINANCIAL RESULTS
JANUARY	2003	2002	Change
On-Time Performance[1]	85.4%	83.8%	1.6 Points

Completion Factor[2]	99.8%	99.8%	- Points

December 2002 actual consolidated breakeven load factor[3]			76.1 Percent

January 2003 estimated year-over-year RASM change			2-4 Percent

January 2003 estimated average price per gallon of fuel, excluding fuel taxes			90.0 Cents

January 2003 estimated consolidated breakeven load factor[3]			82 Percent

January 2003 actual consolidated load factor[4]			67.0 Percent

February 2003 estimated consolidated breakeven load factor[3]			79 Percent

YEAR-OVER-YEAR RASM[5]	2002 vs. 2001	2002 vs. 2000
May	(6.3) Percent	(15.1) Percent
June	(5.5) Percent	(15.5) Percent
July	(4.0) Percent	(13.5) Percent
August	(2.7) Percent	(15.2) Percent
September	10.8 Percent	(17.6) Percent
October	9.3 Percent	(15.7) Percent
November	(1.7) Percent	(18.4) Percent
December	10.1 Percent	(5.7) Percent
	2003 vs. 2002	2003 vs. 2001
January (estimated)	2-4 Percent	(10-12) Percent

1 Department of Transportation Arrivals within 14 minutes

2 System Mileage Completion Percentage

3 Consolidated load factor (including Continental Airlines and Continental Express) needed to break even on a consolidated net income basis

4 Includes Continental Airlines and Continental Express

5 CAL has been releasing RASM data since May 2001

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